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                                                                  EXHIBIT 11.1

                         HUTCHINSON TECHNOLOGY INCORPORATED

                          STATEMENT REGARDING COMPUTATION
                               OF PER SHARE EARNINGS


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

                                               (In thousands, except per share data)

                                                     For the Fiscal Year Ended
                                               ---------------------------------------
                                                    1998        1997         1996
                                               ---------------------------------------
 NET INCOME (LOSS)                                ($48,411)    $41,909      $13,802
                                                  --------     -------      -------
                                                  --------     -------      -------
 NET INCOME (LOSS) PER SHARE - BASIC:

        Weighted average common
        shares outstanding                          19,709      18,272       16,350
                                                  --------     -------      -------
 BASIC NET INCOME (LOSS)
        PER SHARE                                   ($2.46)      $2.29        $0.84
                                                  --------     -------      -------
                                                  --------     -------      -------
 NET INCOME (LOSS) PER SHARE -
 DILUTED:

        Weighted average common
          shares outstanding                        19,709      18,272       16,350

        Dilutive effect of stock
          options outstanding after
          application of treasury                       --         706          456
          stock method                            --------     -------      -------
                                                    19,709      18,978       16,806
                                                  --------     -------      -------
                                                  --------     -------      -------

 DILUTED NET INCOME (LOSS)
    PER SHARE                                       ($2.46)      $2.21        $0.82
                                                  --------     -------      -------
                                                  --------     -------      -------

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